UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report  (Date of earliest event reported)  August 1, 2012

GNC HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35113	20-8536244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Sixth Avenue, Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 288-4600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On August 1, 2012, General Nutrition Centers, Inc. (“Centers”), a Delaware corporation and an indirect wholly owned subsidiary of GNC Holdings, Inc. (“Holdings”), entered into a First Amendment (the “First Amendment”) to its Credit Agreement, dated March 4, 2011 (the “Credit Agreement”).

Pursuant to the First Amendment, the lenders party thereto agreed, among other things, to provide commitments totaling $200,000,000 for incremental term loans under the Credit Agreement (the “Incremental Term Loan Facility”), and the Credit Agreement was amended to reflect the terms of such Incremental Term Loan Facility.  The Incremental Term Loan Facility will increase Centers’ existing Tranche B Term Loan Facility (as defined in the Credit Agreement) and shall be subject to the same terms, including applicable interest rate, and conditions that apply to the Tranche B Term Loan Facility.

In addition, pursuant to the First Amendment, the restricted payments covenant of the Credit Agreement was amended to permit an additional $50,000,000 of cash dividends that may be paid to Holdings, including to fund payments on or in respect of its Class A common stock.  All other terms of the Credit Agreement remain substantially the same.  As of the date hereof, the aggregate principal amount of Centers’ indebtedness outstanding under the Credit Agreement, after giving effect to the First Amendment, is approximately $1,100,000,000.

On August 1, 2012, Centers borrowed the entire $200,000,000 principal amount under the Incremental Term Loan Facility and, after payment of certain fees and expenses related to the First Amendment, such proceeds will be utilized by Centers to partially fund, directly or indirectly, the previously announced share repurchase program relating to issued and outstanding shares of Holdings’ Class A common stock and otherwise for general corporate purposes.

This summary of the material terms of the First Amendment is qualified in its entirety by the First Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)                           Exhibits:

Exhibit Number	Description

10.1

First Amendment, dated August 1, 2012, among General Nutrition Centers, Inc., the several banks and other financial institutions or entities parties thereto and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2012	GNC HOLDINGS, INC.

	By:	/s/ Gerald J. Stubenhofer
Gerald J. Stubenhofer
Senior Vice President, Chief Legal Officer and Secretary

Exhibit Index

Exhibit Number	Description
10.1

First Amendment, dated August 1, 2012, among General Nutrition Centers, Inc., the several banks and other financial institutions or entities parties thereto and JPMorgan Chase Bank, N.A., as administrative agent.